Exhibit 99.3

RISE IDENTIFIES NUMEROUS EXPLORATION TARGETS AT I-M MINE

●	NI43-101 Technical Report by Amec Foster Wheeler completed.

●	Numerous exploration targets identified at Brunswick Mine below 1600 ft (488 m) depth.

●	“Rose Garden” 23 Vein was discovered just prior to WWII shutdown and work never recommenced.

●	Large exploration target (Crackle Zone) for mineralized gold-quartz stockwork at depth.

June 1, 2017 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTC: RYES) (“Rise” or the “Company”) announces the completion and results from its study of historic mine workings and geology at the past producing Idaho-Maryland Mine (the “I-M Mine”), located in the very productive Grass Valley District of northern California.

The Company is pleased to announce the completion and filing on SEDAR of an independent geological report prepared in accordance with National Instrument 43-101 pertaining to the Idaho-Maryland Gold Project. The Technical Report on the Idaho-Maryland Project Grass Valley California, USA (the “Report”) was completed by Amec Foster Wheeler Americas Limited “Amec”, an industry leader in global mining solutions. The Report dated effective June 1st 2017, was authored by Mr. Greg Kulla, P. Geo, a Principal Geologist with Amec. The Report is available on the Company website, www.risegoldcorp.com, and on www.sedar.com.

The Report identifies numerous exploration targets in and around the historic I-M Mine workings which warrant further evaluation to determine their importance. The most significant exploration targets identified at the Idaho-Maryland Gold Project are in untested ground below the historic mine workings. These targets are the Idaho #1 Vein, Crackle Zone, Brunswick, and 3 Vein System.

The I-M Project hosts numerous exploration targets that warrant drilling and the exploration of these targets will require a significant drill program. These targets range from vertical depths of 1,600 ft (488 m) to 5,000 ft (1,524 m).

A summary of the major exploration findings of the Report are presented in this news release. Readers are recommended to refer to the Report to review figures and tables describing the exploration targets.

Crackle Zone

The Crackle Zone exploration target is a conceptual target based on an idea proposed by consulting geologist, Alan Bateman, that mineralizing fluids responsible for the gold mineralization encountered at the Idaho-Maryland Mine may have formed a zone of intense quartz veins and stockwork within the Brunswick Block in response to the interaction of the Idaho, 6-3, and Morehouse Faults.

In 1948, Alan Bateman spent a month at the I-M Mine studying the geology and mine workings. Alan Bateman was a highly-regarded economic geologist during this era and a graduate of and professor at Yale University.

Bateman prepared a summary of his geological findings and theories of mineralization in his 1948 Report. Bateman described how the three main bounding faults of the Brunswick “Porphyrite” Block, which hosts the Brunswick mineralization, converge at depth resulting in the tapering or narrowing of the Brunswick Block. Bateman believed that as the block narrowed at depth it would be subject to more fracturing and that a large crackled zone could exist. Based on Bateman’s theories of mineralization he believed that the mineralizing solutions would have to pass through this crackled zone and possibly may have formed a large-scale stockwork mineralized body.

The Crackle Zone target generally lies beneath all historic development and drilling but quartz vein and stockwork-hosted gold mineralization identified by drilling, development, and mining of the 52 Vein and 60 Winze area on the I2700 level may represent portions or extensions of this target.

The 52 Vein was discovered during exploration and development across the Brunswick Block from the Idaho #2 Vein to the Morehouse Fault. Extensive stoping of the 52 Vein occurred over an area of approximately 850 ft (259 m) dip-length and 400 ft (122 m) strike-length. A change in stope direction near the inferred Morehouse Fault observed on level plans may indicate the orientation of the 52 Vein was influenced by the Morehouse Fault. The 60 Winze explored the 52 Vein over a down-dip length of approximately 460 ft (140) until the vein pinched into fault gouge at the I2830L.

Historic operators collected 77 channel samples, taken on both walls of the 60 Winze at an average spacing of approximately 6 ft (1.8 m). The weighted average of all channel samples was 0.45 oz/ton Au (15.5 gpt) over a 5.0 ft (1.5 m) width and ranged as high as 2.28 oz/ton Au (78 gpt) over a 5.8 ft (1.8 m) width.

Numerous historic diamond drill holes and historic records suggest that an extensive amount of stockwork mineralization of unknown grade is present in the walls of the 52 Vein. The historic diamond drilling was completed at less than optimal angles to the mineralization, typically down dip and along strike. Historic drill hole I2400-31 intersected 0.48 oz/ton Au (16.5 gpt) over 30 ft (9.1 m). This intercept is located approximately 410 ft (125 m) up-dip from the top of the stoping of 52 Vein on the 2700 level and may represent an up-dip extension of 52 Vein. Drill hole I2400-30 intersected an interval of 0.12 oz/ton Au (4.1 gpt) over 19.9 ft (6.1 m) and an interval of 0.16 oz/ton Au (5.4 gpt) over 43.7 ft (13.3 m). These mineralized intercepts may represent mineralized stockworks or veins in the footwall of the main 52 Vein. The true width of these intercepts cannot be estimated as there is insufficient data to confirm the orientation of the mineralization.

The Crackle Zone target forms a wedge-shaped area 2,000 ft (610 m) wide and 500 ft to 100 ft (150 m to 30 m) thick at the I2700 Level and plunging as much as 5,000 ft (1,520 m) to the southeast where it pinches out against the intersection of the Idaho, Morehouse, and 6-3 Faults. Within this zone, gold mineralization may occur in shallow dipping quartz veins and irregular quartz vein stockworks in metavolcanic rocks that may be highly fractured due to the interaction of the Idaho, Morehouse, and 6-3 Faults as proposed by Bateman.

Brunswick Mine

The historic Brunswick Mine offers many areas with potential for discovery of mineralization, particularly the extension of the Brunswick veins below the existing stopes and in an untested area in the immediate footwall of the 6-3 Fault.

At least seven major Brunswick veins are essentially unexplored below the 1600 Level. These sub-parallel, vertically dipping mineralized veins were extensively mined above the 1600 Level along strike lengths ranging from 430 ft (131 m) to 1,000 ft (305 m) over vertical distances reaching up to 1,000 ft (305 m). The Brunswick veins generally range from several inches up to 8 ft (2.4 m) in width. Below the 1600 Level, development is limited to the 1880, 2300 and 3280 levels; the 3280 Level is the deepest level in the Brunswick Mine. Two of the major veins (10 Vein and 16 Vein) were partially explored and locally exploited below 1600 Level, while five of the seven major veins (30 Vein, 18 Vein, 128 Vein, 31 Vein, and 1 Vein) have received only minimal or no exploration below the 1600 Level.

In the Brunswick Mine, the richest mineralization was typically found near the 6-3 Fault. Below the 1600 Level, development in the southern region of the Brunswick Mine deviated to the west, away from the 6-3 Fault leaving a region of unexplored ground in the footwall adjacent to the fault approximately 500 ft to 1,000 ft (152 m to 305 m) thick, 1,000 ft to 2,000 ft (305 m to 610 m) wide, and 1,000 ft to 3,000 ft (305 m to 914 m) down-dip.

3 Vein System Exploration Target

The Idaho #3 Vein was mined continuously over a vertical distance of approximately 1,500 ft (460 m) and an average horizontal strike length of approximately 700 ft (210 m). There were several important veins which splayed from the main #3 Vein, forming the larger 3 Vein System. The most important of which were named the 5 Vein, 13 Vein, and 22 Vein. The 3 Vein ranged in dip from 45° to 70°, with an average inclination of approximately 55°. An average vein width of approximately 5 ft (1.6 m) was typical but in places reached widths of over 20 ft (6 m).

Similar to the Idaho #1 Vein, the diabase dikes adjacent to the quartz veins were found to be mineralized in many areas. There were some areas in the 3 Vein System where highly mineralized diabase was mined in important volumes. For example, the occurrence of mineralized diabase adjacent to the quartz vein in the 13 Vein on Idaho 1250 Level allowed mining widths of up to 36 ft (11 m).

In addition to the down-dip potential of the 3 Vein System there is potential for discovery of mineralization within the serpentinite unit.

In 1940, mineralization was intersected by exploration drifting 2,000 ft (610 m) east of the #3 Vein on the I2000 Level. The mine operator was following the Idaho #5 Vein towards the 6-3 Fault and located the 23 Vein by diamond drilling. This area, known as the 23 Vein or Rose Garden, dips to the northwest as opposed to the southwest and is hosted entirely in serpentinite. The 23 Vein was followed along strike to the southwest and was found to intersect the 6-3 Fault.

The Rose Garden is hosted entirely in serpentinite and is quite narrow but was noted to contain abundant visible gold. Historic operators called this zone the “Rose Garden” due to the poor ventilation in the dead-end heading resulting from the long distance from the main level access. In February 1941, development of an exploration raise (#1 Raise) commenced on the 2000 Level; #1 Raise was developed 90 ft (27 m) along the dip of 23 Vein. In June 1942, downward development of the 23 Winze commenced in the same location. The 23 Winze was halted in October 1942 due to the war time closure after reaching a vertical depth of 85 ft (26 m) below the Idaho 2000 Level. Mine geologists reported that the quartz at the bottom of 23 Winze was of “good assay value” and recommended that development of the winze and sub-drifting from the winze be recommenced after the wars duration. During the war, the access tunnels to this area became inaccessible and no work was ever recommenced in the Rose Garden. An effort to re-access the area in 1951 was attempted but was subsequently abandoned due to insufficient resources.

Historic mine operators collected 40 channel samples in the 23 Winze which averaged 0.42 oz/ton Au (14.3 gpt) over a 3.5 ft (1.1 m) width, with values up to 0.80 oz/ton Au (27 gpt) over a 7.8 ft (2.4 m) width and 5.36 oz/ton Au (184 gpt) over a 1.1 ft (0.3 m) width.

In the #1 Raise, historic mine operators collected 31 channel samples. Samples in the #1 Raise averaged 0.96 oz/ton Au (33.1 gpt) over a 1.9 ft (0.6 m) width with values up to 1.74 oz/ton Au (60 gpt) over 4.5 ft (1.4 m) and 14.10 oz/ton Au (483 gpt) over 0.5 ft (0.2 m).

There are no historic exploration drill holes or mine workings which explore the area below the 23 Vein. However, on the 3280 Level there are several promising historic mineralized drill intercepts in the general area below the Rose Garden which may be related and indicative of exploration targets in the area. In 1951, drill hole B3280-08 intersected 0.28 oz/ton Au (9.6 gpt) over 9.0 ft (2.7 m) in mineralized diabase and drill hole B3280-09 intersected 0.07 oz/ton Au (2.5 gpt) over 26.5 ft (8.1 m) and 0.17 oz/ton Au (5.8 gpt) over a 7.8 ft (2.4 m) width, both of which were in serpentinite. These drill holes are located approximately 1350 ft (410 m) horizontally to the southeast and 1,650 ft (500 m) vertically below the 23 Vein winze. The true width of mineralization cannot be estimated as there is insufficient information to determine the orientation of the mineralization with certainty.

The 23 Vein at the Rose Garden appears to be unusually strong for a vein hosted completely in serpentinite. There may be a relationship between the 23 Vein and the 6-3 Fault and this area is virtually unexplored both to depth and upwards towards the surface. Drillhole intercepts below the 23 Vein on the Brunswick 3280 Level are interpreted to be a parallel or related structure to the 23 Vein as they are in a similar position relative position to the 6-3 Fault. This area presents a new exploration target within the serpentinite surrounding the Brunswick Block, specifically in areas where the fault or other related structures may intersect brittle rocks such as diabase dikes.

#1 Vein

The #1 Vein exploration target has been disclosed previously in a Rise Gold Corp news release dated April 6th 2017.

The #1 Vein exploration target is an area below the current workings of the Idaho #1 Vein. Stoping in the prolific #1 Vein did not continue below the Idaho 1500 Level and based on limited historical mapping from this area, it appears that the mineralization pinched out below the Idaho 1500 Level. Very little exploration and development took place on the #1 Vein after the first mine closure in 1901. In 1922, the 87 Winze was driven to the Idaho 2350 Level. Drift development on the Idaho 2350 Level intersected typical diabase dike hanging wall and serpentinite foot wall rock but mineralization was reported to be very narrow. The area was not further explored until 1942 when the major capital project, including sinking the new 45 Winze within the serpentinite wrapping around the nose of the Brunswick Block, was completed to the Idaho 2400 Level.

In 1942, the I-M Mine completed 540 ft (165 m) of development in well mineralized quartz along the Idaho 2400 Level West. Numerous channel samples were taken over the 540 ft (165 m) length. A total of 89 channel samples, taken in the quartz vein at a spacing of approximately 6 ft show a weighted average grade of 1.58 oz/ton gold (54 gpt) over an average width of 1.79 ft (0.5 m). A total of 68 channel samples from the vein wall show a weighted average grade of 0.19 oz/ton Au (7 gpt) over an average width of 4.57 ft (1.4 m). Development of the Idaho 2400 West heading was halted in August 1942 due to the war time shutdown. Access to the area was lost due to the shutdown and no development occurred in this area subsequent to the war.

The I-M Mine completed 250 ft (76 m) length of drifting on the Idaho 2400 Level East. Development was halted in 1939 due to the inability to locate the vein. Development on the east side remained idle until October 1953 when the vein was located by diamond drilling. Development of the Idaho 2400 East continued until March 1954 just before the mine was closed. At the time of shutdown, reports indicate that the vein and the adjacent diabase dike were “well mineralized” over a width of approximately 30 ft (9 m).

Benjamin Mossman, P.Eng is the Qualified Person responsible for the content of this news release.

About Rise Gold Corp.

Rise is an exploration stage mining company. The Company’s principal asset is the historic past producing Idaho-Maryland Gold Mine located in California, USA. Rise was incorporated in Nevada, USA in 2007 and maintains its head office in Vancouver, British Columbia, Canada.

On behalf of the Board of Directors:

Benjamin Mossman
President, CEO and Director
Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.
Suite 488, 1090 West Georgia Street
Vancouver, BC V6E 3V7
T: 604.260.4577
www.risegoldcorp.com

INVESTOR RELATIONS
Skanderbeg Capital Advisors Inc.
Mario Vetro
T: 604.687.7130

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.